                                  EXHIBIT 99.1
                        PRESS RELEASE DATED JUNE 30, 2005

                              FOR IMMEDIATE RELEASE

                                    Company Contact:     Robert V. Cuddihy, Jr.
                                                         Chief Financial Officer
                                                         212-644-1400 ex 231

                NATIONAL AUTO CREDIT FINALIZES SETTLEMENT OF ALL
                       OUTSTANDING SHAREHOLDER LITIGATION;
           CONSUMMATES REPURCHASE OF 1,562,500 SHARES OF COMMON STOCK,
                      DECREASES OUTSTANDING SHARES BY 15.6%

NEW YORK--(BUSINESS WIRE)--JUNE 30 2005--NATIONAL AUTO CREDIT, INC.
(OTC/BB:NAKD) ("NAC" OR "THE COMPANY") today announced that it consummated its previously disclosed agreement to settle all outstanding shareholder litigation and repurchase 1,562,500 shares of NAC Common Stock from unaffiliated third parties, Academy Capital Management, Inc., Diamond A. Partners, L.P., Diamond A.
Investors, L.P., Ridglea Investor Services, Inc. and William S. Banowsky ("the
Selling Stockholders"). The stock purchase transaction was effected in connection with the previously disclosed settlement and dismissal of class action and shareholder derivative litigation that had been pending in New York and Delaware courts.

     In the stock repurchase, NAC purchased the shares of the Selling
Stockholders at a price of $0.6732 per share (or a total purchase price of
$1,051,875). As a consequence of the stock repurchase, the number of shares of
NAC common stock outstanding decreased 15.6%, from 10,102,614 shares to
8,540,114 shares.

     NAC also confirmed today that all of the previously disclosed shareholder class and derivative litigation brought against the Company and certain current and former members of its Board of Directors in New York and Delaware state courts have been dismissed with prejudice.

     As a consequence of the settlement of the class and derivative action in
New York ("the New York Settlement") becoming final and effective, among other things, NAC will be implementing certain previously disclosed corporate governance procedures and policies. NAC will also be issuing to the class of NAC shareholders who had continuously held NAC common stock from December 14, 2000 through December 24, 2002, up to one million warrants (one warrant per 8.23 shares of Common Stock). Each warrant will have a five year term and will be exercisable for shares of NAC Common Stock at a price of $1.55 per share. In order to qualify for the issuance of said warrants, members of the shareholder class must have delivered to the Company by December 12, 2005 a valid Proof of
Claim in accordance with the notice and instructions previously delivered to the shareholder class.

     Further, on June 16, 2005, NAC received the proceeds of the $2.5 million
Settlement Fund, which had been held in escrow until the New York Settlement became fully effective.

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NAC used $1,666,875 of the proceeds from the Settlement Fund to acquire the
1,562,500 shares of NAC Common Stock from the Selling Shareholders, to pay the
Court-approved legal fees of the plaintiff's counsel in the New York action, and to reimburse a portion of the expenses of the Selling Shareholders. The remaining $833,000 from the Settlement Fund will be used by NAC for general working capital.

     Mr. James McNamara, Chairman and Chief Executive Officer, stated "The consummation of this settlement, and the reduction of the number of shares outstanding gives every shareholder an increased ownership interest in NAC and allows the management team to focus its energy and attention on expanding its corporate communications and entertainment businesses."

     National Auto Credit is a corporate communications and entertainment business. Through its operating subsidiaries, Audience Response Systems, Inc.,
Campus Group Companies, Inc. and OMI Business Communications, Inc., NAC engages in the service design, creative development, production, post production editing, and transmission, via broadcast satellite videoconferencing, webcasting, and traditional onsite presentations of corporate communication, education and training video, and other services for use at corporate events.
NAC provides a range of strategic content development, management, and broadcast services to single and multiple site corporate events, meetings, and symposiums.
In addition, NAC provides onsite corporate event data management services, as well as engages in the movie exhibition business through its investment in the
Angelika Film Center in New York City.

     This news release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project,"
"expects," or similar expressions, and involve risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. Forward-looking statements are merely the Company's current predictions of future events and inherently involve risks and uncertainties that could cause actual results to differ materially from the statements made herein. By making these forward-looking statements, NAC undertakes no obligation to update these statements to reflect new information and developments after the date of this document.

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